Exhibit 99.1

Albireo Increases 2021 BylvayTM (odevixibat) Sales Guidance

– Bylvay net sales guidance revised to $6-7M vs. expectations of $3-4M

– Unaudited cash of $254M, updates guidance with cash into 2024

– BOLD Phase 3 study in biliary atresia is over 50% enrolled

– ASSERT Phase 3 study in Alagille syndrome on track for topline data by end of year

BOSTON — January 5, 2022 — Albireo Pharma, Inc. (Nasdaq: ALBO), a rare liver disease company developing novel bile acid modulators, updated guidance for Bylvay net sales, cash and the two Phase 3 clinical studies. Global Bylvay net sales in 2021 are expected to be $6-7 million, higher than previous guidance of $3-4 million. Unaudited cash and cash equivalents as of December 31, 2021 was $254 million, and the Company expects to have sufficient cash into 2024 based on current revenue and expense projections. Albireo has two ongoing Phase 3 studies which are progressing according to plan, with the BOLD study in biliary atresia passing the 50% enrollment milestone and the ASSERT study on track for topline data by the end of 2022.

“Bylvay launch uptake has been faster than anticipated and has significantly exceeded our internal expectations,” said Ron Cooper, President and Chief Executive Officer of Albireo. “At the same time, our cash position is strong, and we are pleased that our two Phase 3 studies are enrolling as planned and look forward to additional data in 2022.”

The Company has unaudited cash and cash equivalents of $254 million as of December 31, 2021 versus $262.6 million as of September 30, 2021, providing the Company with sufficient capital resources to fund the continued launch of Bylvay and advancement of its development programs as planned.

Bylvay is a potent, non-systemic ileal bile acid transport inhibitor (IBATi) which was recently approved in the U.S. for the treatment of pruritus in patients 3 months of age and older in all types of PFIC, and in Europe for the treatment of all types of PFIC in patients aged 6 months or older. The Company continues to enroll and dose patients in the Phase 3 ASSERT study, a pivotal trial of Bylvay in patients with Alagille syndrome, and remains on track for topline data by the end of 2022. Biliary atresia is the most common pediatric cholestatic liver disease with no approved drug treatment. The Phase 3 BOLD study, which is the first and only pivotal trial of an IBATi in biliary atresia, has passed the 50% enrollment milestone and remains on track for topline data in 2024.

The early development pipeline continues to advance. A3907, the first oral systemic ASBT inhibitor, is expected to enter Phase 2 for adult liver diseases and A2342, the first oral NTCP inhibitor being developed for hepatitis B and D, will begin first in human studies this year.

The Company’s management will participate in the H.C. Wainwright Virtual BioConnect 2022 Conference to be held January 10-13, 2022. The presentation will be available beginning January 10, 2022 on the Investors page of the company website at https://ir.albireopharma.com/ and archived for replay two weeks following the event. The Company starts the year with a strong financial and commercial position based on the following milestones achieved in 2021:

•	First patient dosed in ASSERT global Phase 3 study of Bylvay for Alagille syndrome

•	European Marketing Authorization of Bylvay, the First Drug Treatment for Progressive Familial Intrahepatic Cholestasis (PFIC)

•	FDA Approval of Bylvay, the First Drug Treatment for Patients With Progressive Familial Intrahepatic Cholestasis (PFIC)

•	Albireo Sells Priority Review Voucher (PRV) for $105 Million

•	Albireo Receives UK MHRA Approval of Bylvay® (odevixibat)

•	Bylvay Available in Germany

•	Expanded Phase 3 Data on Bylvay and A3907 at Upcoming EASL International Liver Congress

•	New Phase 3 Data at WCPGHAN Show Long-Term Safety, Tolerability, and Treatment Benefits of Bylvay in PFIC

•	New Phase 3 Data for Bylvay in PFIC and First Reveal of New Next Generation Bile Acid Modulator Data at AASLD The Liver Meeting 2021

•	Albireo Presenting New Bylvay Data at NASPGHAN 2021

•	Exclusive Licensing Agreement with Jadeite Medicines for Bylvay in Japan with upfront payment of $15M and up to $120M in milestones and double-digit royalties

•	Positive Topline Data from Phase 1 Study of A3907

The Company also congratulates Dr. Roger A. Jeffs on his appointment as Chief Executive Officer of Liquidia Corporation as of January 3, 2022. With this new leadership role, Dr. Jeffs will leave the Albireo Board of Directors to focus on his new business obligations. Dr. Jeffs joined the Board in 2017 and has seen the Company through growth and development of the pipeline as well as the global commercialization of Bylvay.

“Over the last five years, Roger has been a dedicated member of our Board and his contributions have been invaluable as we achieved major milestones, including global commercialization of our first product and exceeding our product revenue forecast in the first quarter of sales. We thank Roger for his contributions over his tenure and wish him luck in his new role,” added Cooper.

About Albireo

Albireo Pharma is a rare disease company focused on the development of novel bile acid modulators to treat rare pediatric and adult liver diseases. Albireo’s lead product, Bylvay, was approved by the U.S. FDA as the first drug for the treatment of pruritus in all types of progressive familial intrahepatic cholestasis (PFIC), and it is also being developed to treat other rare pediatric cholestatic liver diseases with Phase 3 trials in Alagille syndrome and biliary atresia, as well as an Open-label Extension (OLE) study for PFIC. In Europe, Bylvay has been approved for the treatment of PFIC and has been submitted for pricing and reimbursement approval. The Company has also completed a Phase 1 clinical trial for A3907 to advance development in adult cholestatic liver disease, with IND-enabling studies progressing with A2342 for viral and cholestatic liver disease. Albireo was spun out from AstraZeneca in 2008 and is headquartered in Boston, Massachusetts, with its key operating subsidiary in Gothenburg, Sweden. The Boston Business Journal named Albireo one of the 2019 and 2020 Best Places to Work in Massachusetts. For more information on Albireo, please visit www.albireopharma.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things: the plans for, or progress, scope, cost, initiation, duration, enrollment, results or timing for availability of results of, development of Bylvay, A3907, A2342 or any other Albireo product candidate or program; the pivotal trial for Bylvay in biliary atresia (BOLD); the pivotal trial for Bylvay in Alagille syndrome (ASSERT); the Phase 1 trial for A3907; the IND-enabling studies for A2342; the target indication(s) for development or approval; the size, design, population, location, conduct, cost, objective, enrollment, duration or endpoints of any clinical trial, or the timing for initiation or completion of or availability or reporting of results from any clinical trial, including the long-term open-label extension study for Bylvay in PFIC, the BOLD and ASSERT trials, Phase 2 trial for A3907 and the IND-enabling studies for A2342; or the potential benefits or competitive position of Bylvay or any other Albireo product candidate or program or the commercial opportunity in any target indication; Albireo often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” or the negative of these terms or other similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: whether favorable findings from clinical trials of Bylvay to date, including findings in indications other than PFIC, will be predictive of results from other clinical trials of Bylvay; the timing for initiation or completion of, or for availability of data from, clinical trials of Bylvay, including BOLD and ASSERT, and the Phase 1 clinical trial of A3907, and the outcomes of such trials; Albireo’s ability to obtain coverage, pricing or reimbursement for approved products in the United States or Europe; delays or other challenges in the recruitment of patients for, or the conduct of, the Company’s clinical trials; and the Company’s critical accounting policies. These and other risks and uncertainties that Albireo faces are described in greater detail under the heading “Risk Factors” in Albireo’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Albireo faces, the results or events indicated by any forward-looking statement may not occur. Albireo cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this press release represents Albireo’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Albireo disclaims any obligation to update any forward-looking statement except as required by applicable law.

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Media Contact:

Colleen Alabiso, 857-356-3905, colleen.alabiso@albireopharma.com

Investor Contact:

Hans Vitzthum, LifeSci Advisors, LLC., 617-430-7578